EXHIBIT 99.1

TRI-VALLEY CORPORATION
PLEASANT VALLEY ENERGY CORPORATION

FINANCIAL STATEMENTS
WITH
INDEPENDENT AUDITOR'S REPORT

YEAR ENDED DECEMBER 31, 2004
TRI-VALLEY CORPORATION
PLEASANT VALLEY ENERGY CORPORATION
DECEMBER 31, 2004

TABLE OF CONTENTS

Brown Armstrong Paulden
McCown Starbuck & Keeter
Certified Public Accountants
Main Office
4200 Truston Ave., Suite 300
Bakersfield, California 93309
Tel 661.324.4971 Fax 661.324.4997
Emai: barrinfor@bacpas.com

Shafter Office
560 Central Avenue
Shafter, California 93263
Tel 661.746.2145 Fax 661.746.1218

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of
Tri-Valley Corporation
Bakersfield, California

We have audited the accompanying balance sheet of Pleasant Valley Energy Corporation, as described in Note 1, for the year ended December 31, 2004. These financial statements are the responsibility of management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Pleasant Valley Energy Corporation, for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK & KEETER
ACCOUNTANCY CORPORATION

Bakersfield, California
July 13, 2005

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MEMBER of SEC Practice Section of the American Institute of Certified Public Accountants

PLEASANT VALLEY ENERGY CORPORATION
BALANCE SHEET
YEAR ENDED DECEMBER 31, 2004

Three Months
	Ended	Year Ended
	March 31, 2005	December 31,
	(Unaudited)	2004

Assets
Oil and Gas Leases	$ 27,000	$ 27,000

Total Assets	$ 27,000	$ 27,000

Liabilities and Shareholders' Equity
Equity	$ 27,000	$ 27,000

Total Liabilities and Shareholders' Equity	$ 27,000	$ 27,000

See accompanying notes to this financial statement

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TRI-VALLEY CORPORATION
PLEASANT VALLEY ENERGY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004

NOTE 1 - THE PROPERTIES

The accompanying balance sheet represents the financial position attributable to the properties acquired by the Company from Pleasant Valley Energy Corporation (PVCO). Tri-Valley acquired the properties for approximately $1.7 million with an effective date of May 7, 2005. At the time of purchase, PVCO had not developed the property and all reserve estimates on the property are proved undeveloped. The Company intends to use the property for exploration, development and production of oil. The acquired properties and their related operations are included in Tri-Valley's financial statements from the date of closing.

NOTE 2 - BASIS OF PRESENTATION

The historical financial statements reflecting the results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented, since such information is neither readily available on an individual property basis nor meaningful for the properties acquired because the entire acquisition cost is being assigned to oil and gas properties. Furthermore, the Company omitted the statements of revenues and direct operating expenditures as the property purchased was non-producing and has not yet been developed.

NOTE 3 - CONTINGENT LIABILITIES

Given the nature of the properties acquired and as stipulated in the purchase agreement, Tri-Valley is subject to loss contingencies, if any, pursuant to existing or expected environmental laws, regulations and leases covering the acquired properties.

NOTE 4 - OIL AND NATURAL GAS RESERVES INFORMATION (UNAUDITED)

Unaudited reserve information related to the properties acquired is presented in the table below. Proved oil and gas reserves have been estimated by Stan W. Brown Consulting Petroleum Engineer, as of May 1, 2005, in accordance with guidelines established by the SEC. Accordingly, the following reserve estimates are based upon economic and operating conditions existing as of the date of analysis.

There are numerous uncertainties inherent in establishing quantities of proved reserves. The following reserve data represents estimates only and should not be construed as being exact. In addition, the present values should not be construed as the market value of the properties or the cost that would be incurred to obtain equivalent reserves.

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NOTE 4 - OIL AND NATURAL GAS RESERVES INFORMATION (UNAUDITED) (Continued)

The estimate of total proved reserves as of May 1, 2005 is as follows:

As of
May 1, 2005

Total Proved Undeveloped Reserves:

Oil (Bbls)	22,658,000

Gas (Mcf)	-

Total Barrel of Oil Equivalent (Boe)	22,658,000

Total Proved Developed Reserves:

Oil (Bbls)	-

Gas (Mcf)	-

Total Barrel of Oil Equivalent (Boe)	-

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SUPPLEMENTARY INFORMATION

TRI-VALLEY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2004
	Tri-Valley
	Historical	Adjustments	Pro Forma
Assets
Current Assets
Cash	$ 11,812,920	$ -	$ 11,812,920
Accounts Receivable, Trade	192,008	-	192,008
Advance Receivable	150,000	-	150,000
Prepaid Expenses	96,056	-	96,056

Total Current Assets	12,250,984	-	12,250,984

Property and Equipment, Net
Proved Properties	131,382	1,656,000	A 1,787,382
Unproved Properties	1,381,667	-	1,381,667
Other Property and Equipment	265,159	-	265,159

Total Property and Equipment, Net	1,778,208	1,656,000	3,434,208

Other Assets
Deposits	200,407	-	200,407
Investments in Partnerships	17,400	-	17,400
Goodwill	212,414	-	212,414
Other	13,913	-	13,913

Total Other Assets	444,134	-	444,134

Total Assets	$ 14,473,326	$ 1,656,000	$ 16,129,326

Liabilities and Shareholders' Equity
Current Liabilities
Notes Payable	$ 9,985	$ -	$ 9,985
Accounts Payable and Accrued Expenses	1,237,848	-	1,237,848
Amounts Payable to Joint Venture Participants	100,115	-	100,115
Advances from Joint Venture Participants, Net	6,321,676	-	6,321,676

Total Current Liabilities	7,669,624	-	7,669,624

Non-Current Liabilities
Long-Term Portion of Notes Payable	6,799	-	6,799

Total Liabilities	7,676,423	-	7,676,423

Shareholders' Equity
Common Stock, $.001 Par Value; 100,000,000
Shares Authorized; 21,836,052 Issued and
Outstanding at December 31, 2004	21,836	200	B 22,036
Less: Common Stock in Treasury, at Cost,
100,025 Shares at December 31, 2004	(13,370)	-	(13,370)
Subscription Receivable	(750)	-	(750)
Capital in Excess of Par Value	15,125,607	1,655,800	B 16,781,407
Accumulated Deficit	(8,336,420)	-	(8,336,420)

Total Shareholders' Equity	6,796,903	1,656,000	8,452,903

Total Liabilities and Shareholders' Equity	$ 14,473,326	$ 1,656,000	$ 16,129,326
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TRI-VALLEY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004

	Tri-Valley
	Historical	Adjustments	Pro Forma
Revenues
Sale of Oil and Gas	$ 799,474	$ -	$ 799,474
Royalty Income	674	-	674
Partnership Income	30,000	-	30,000
Interest Income	45,990	-	45,990
Sale of Oil and Gas Prospects	3,559,500	-	3,559,500
Other Income	63,032	-	63,032

Total Revenues	4,498,670	-	4,498,670

Costs and Expenses
Mining Exploration Costs	1,029,898	-	1,029,898
Oil and Gas Leases	144,101	-	144,101
Cost of Oil and Gas Prospects Sold	2,224,793	-	2,224,793
General and Administrative	2,103,457	-	2,103,457
Depreciation, Depletion and Amortization	21,699	-	21,699
Interest	33,332	-	33,332
Impairment of Acquisition Costs	112,395	-	112,395

Total Costs and Expenses	5,669,675	-	5,669,675

Net Loss Before Income Taxes	(1,171,005)	-	(1,171,005)

Tax Provision	-	-	-

Net Loss	$ (1,171,005)	$ -	$ (1,171,005)

Basis and Diluted Earnings (Loss) per Common
Share and Common Equivalent Share	$ (0.06)		$ (0.06)

Weighted Average Number of Shares Outstanding	20,507,342		20,507,342

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TRI-VALLEY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2005

	Tri-Valley
	Historical	Adjustments	Pro Forma
Assets
Current Assets
Cash	$ 15,375,883	$ -	$ 15,375,883
Accounts Receivable, Trade	413,211	-	413,211
Advance Receivable	-	-	-
Note Receivable	1,100,000	-	1,100,000
Prepaid Expenses	86,029	-	86,029

Total Current Assets	16,975,123	-	16,975,123

Total Property and Equipment, Net	2,665,665	1,656,000	4,321,665

Other Assets
Deposits	457,566	-	457,566
Investments in Partnerships	17,400	-	17,400
Goodwill	212,414	-	212,414
Other	13,913	-	13,913

Total Other Assets	701,293	-	701,293

Total Assets	$ 20,342,081	$ 1,656,000	$ 21,998,081

Liabilities and Shareholders' Equity
Current Liabilities
Notes Payable	$ 1,025	$ -	$ 1,025
Accounts Payable and Accrued Expenses	1,248,414	-	1,248,414
Amounts Payable to Joint Venture Participants	158,838	-	158,838
Advances from Joint Venture Participants, Net	12,373,861	-	12,373,861

Total Current Liabilities	13,782,138	-	13,782,138

Non-Current Liabilities
Long-Term Portion of Notes Payable	13,800	-	13,800

Total Liabilities	13,795,938	-	13,795,938

Shareholders' Equity
Common Stock, $.001 Par Value; 100,000,000
Share Authorized; 22,247,052 Issued and
Outstanding at March 31, 2005	22,247	200	B 22,447
Less: Common Stock in Treasury, at Cost,
100,025 Shares at March 31, 2005	(13,370)	-	(13,370)
Subscription Receivable	-	-	-
Capital in Excess of Par Value	18,248,797	1,655,800	B 19,904,597
Accumulated Deficit	(11,711,531)	-	(11,711,531)

Total Shareholders' Equity	6,546,143	1,656,000	8,202,143

Total Liabilities and Shareholders' Equity	$ 20,342,081	$ 1,656,000	$ 21,998,081

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TRI-VALLEY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2005

	Tri-Valley
	Historical	Adjustments	Pro Forma
Revenues
Sale of Oil and Gas	$ 169,126	$ -	$ 169,126
Royalty Income	-	-	-
Partnership Income	-	-	-
Interest Income	23,333	-	23,333
Sale of Oil and Gas Prospects	-	-	-
Other Income	9,649	-	9,649

Total Revenues	202,108	-	202,108

Costs and Expenses
Mining Exploration Costs	2,198,246	-	2,198,246
Oil and Gas Leases	20,215	-	20,215
Project Geology, Geophysics, Land and Administration	192,407	-	192,407
General and Administrative	1,146,628	-	1,146,628
Depreciation, Depletion and Amortization	19,376	-	19,376
Interest	347	-	347
Impairment of Acquisition Costs	-		-

Total Costs and Expenses	3,577,219	-	3,577,219

Net Loss Before Income Taxes	(3,375,111)	-	(3,375,111)

Tax Provision	-	-	-

Net Loss	$ (3,375,111)	$ -	$ (3,375,111)

Basis and Diluted Loss per Common Share
and Common Equivalent Share	$ (0.15)		$ (0.15)

Weighted Average Number of Shares Outstanding	22,123,363		22,143,363

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TRI-VALLEY CORPORATION
NOTES TO SUPPLEMENTARY INFORMATION
DECEMBER 31, 2004

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited pro forma balance sheets and statements of operations for the year ended December 31, 2004 and the three months ended March 31, 2005 present the operating results of the Company as if the acquisition had occurred at the beginning of each respective period. The pro forma results are based on the Company's historical balance sheet and statement of operations for each period presented. The unaudited pro forma statements may not be indicative of the results that actually would have occurred if the acquisition had been effective during the prior periods presented or of any future results. The pro forma financial statements should be reviewed in conjunction with the Company's historical financial statements for the respective periods.

NOTE 2 - PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma balance and statement of operations for the year ended December 31, 2004 and the quarter ended March 31, 2005 reflect the following adjustments.
A)	To record the acquisition of proved properties based on the purchase price paid for the acquired properties.

B)

To record shares of Pleasant Valley Energy Corporation that were converted into Tri-Valley common stock. The Company issued 10 shares for every share of Pleasant Valley common stock. This resulted in a $200 dollar increase in par value and a $1,655,800 increase in additional paid in capital.

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